FOURTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 31 day of January, 2019, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and AEROHIVE NETWORKS, INC., a Delaware corporation (“Borrower”).
RECITALS
A.Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of February 18, 2016 (as the same has been, and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date and (ii) make certain other revisions to the Loan Agreement, each as more fully set forth herein.
D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent set forth below, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.
2.    Amendments to Loan Agreement.
2.1    Section 3.5 (Procedures for Borrowing). Subsection (a)(i) of Section 3.5 of the Loan Agreement is hereby amended by deleting the first sentence of such Subsection and replacing it with the following:
Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s (via an individual duly authorized by an Administrator) irrevocable written notice delivered to Bank in the form of a Notice of Borrowing or without instructions if any Advances is necessary to meet Obligations which have become due.

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2.2    Section 6.2 (Financial Statements, Reports, Certificate). Section 6.2 of the Loan Agreement is hereby amended by deleting the “and” at the end of Section 6.2(k) of the Loan Agreement, replacing the “.” at the end of Section 6.2(l) with “; and”, and by adding Section 6.2(m) of the Loan Agreement immediately after Section 6.2(l) of the Loan Agreement as follows:
(m)    Beneficial Ownership Information. In the event that (i) Borrower is no longer a public company, (ii) Borrower’s securities are no longer listed on a public exchange, or (iii) Borrower’s securities are no longer traded on a public market subject to the Exchange Act, prompt written notice of any changes to the beneficial ownership information set out in Section 2(d)–(g) of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers.
2.3    Section 6.10 (Access to Collateral; Books and Records). Section 6.10 of the Loan Agreement is hereby amended by deleting the penultimate sentence of such Section and replacing it with the following:
In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.
2.4    Section 6.15 (Online Banking). Section 6.15 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
6.15    Online Banking.
(a)    Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).
(b)    Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.

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2.5    Section 13 (Definitions).
(a)    The following new defined terms are hereby inserted alphabetically in Section 13.1 of the Loan Agreement:
“Administrator” is an individual that is named:
(a)     as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and
(b)     as an Authorized Signer.
“Fourth Amendment Effective Date” is January 31 , 2019.
(b)    The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:
“Borrowing Base Report” is that certain report of the value of certain Collateral in the form specified by Bank to Borrower from time to time.
“LIBOR Rate Margin” is (i) one and one-half of one percent (1.50%) if Borrower is Streamline Eligible, and (ii) one and three-quarters of one percent (1.75%) if Borrower is not Streamline Eligible.
“Prime Rate Margin” is (i) one and one-quarter of one percent (1.25%) if Borrower is Streamline Eligible, and (ii) one percent (1.00%) if Borrower is not Streamline Eligible.
“Revolving Line Maturity Date” is March 31, 2021.
“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s and its Subsidiaries’ consolidated balance sheets, but excluding (i) all Subordinated Debt (if any) and (ii) any Indebtedness arising in connection with leases which would be classified as operating leases under accounting standards in effect on the Fourth Amendment Effective Date.
2.6    Exhibit C (Borrowing Base Report). The Borrowing Base Report appearing as Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with the following: “Exhibit C – Intentionally Omitted”.
2.7    Exhibit D (Compliance Certificate). The Compliance Certificate attached to the Loan Agreement as Exhibit D is hereby amended in its entirety and replaced with the Compliance Certificate attached hereto as Exhibit D. From and after the date of this Amendment, all references in the Loan Agreement to the Compliance Certificate shall mean the Compliance Certificate in the form attached hereto as Exhibit D.

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3.    Limitation of Amendments.
3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (1) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (1) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Bank on the March 31, 2015 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (1) any law or regulation binding on or affecting Borrower, (1) any contractual restriction with a Person binding on Borrower, (1) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (1) the organizational documents of Borrower;
4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

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4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7.    Effectiveness. This Amendment shall be deemed effective upon (1) the due execution and delivery to Bank of this Amendment by each party hereto, (1) the due execution and delivery to Bank of the updated Perfection Certificate of Borrower, and (1) Borrower’s payment of Bank’s legal fees and expenses reasonably incurred in connection with the negotiation and preparation of this Amendment.
[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BORROWER:

AEROHIVE NETWORKS, INC.

By /s/ John Ritchie
Name: John Ritchie
Title: CFO

BANK:

SILICON VALLEY BANK

By /s/ Charles Thor
Name: Charles Thor
Title: Director

[Signature Page to Fourth Amendment to Amended and Restated Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:    SILICON VALLEY BANK                        Date:
FROM: AEROHIVE NETWORKS, INC.

The undersigned authorized officer of Aerohive Networks, Inc. (“Borrower”) certifies on behalf of Borrower and not in any individual capacity that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”):
(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) no Events of Default have occurred and are continuing; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP (subject in the case of unaudited financial statements to normal year-end adjustments and the absence of footnotes) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate (“CC”)	When not Streamline Eligible: Monthly within 30 days	Yes No
Quarterly Compliance Certificate (“CC”) with latest quarterly SEC Filings	When Streamline Eligible: Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No
SEC Filings (i.e., 10‑Q, 10‑K and 8-K)	Within 5 days after filing with SEC	Yes No
Borrowing Base Report	Only when not Streamline Eligible: Monthly within 30 days	Yes No
A/R & A/P Agings, Deferred Revenue Reports	Only when not Streamline Eligible: Monthly within 30 days	Yes No
Annual Board-Approved Financial Projections	Within 15 days after Board Approval	Yes No

Streamline Eligibility	Required	Actual	Complies	Non-Formula Amount	Applicable Interest Rate
If Net Cash is greater than or equal to:	$35,000,000	$________	Yes No	$20,000,000	Libor + 1.50% Prime – 1.25%
If Net Cash is less than:	$35,000,000	$________	Yes No	$10,000,000	Libor + 1.75% Prime – 1.00%

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Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio	1.25:1.00	_____:1.00	Yes No

External Accounts	Maximum Funds Allowed Therein	Actual	Complies
External BOA Account	Up to $500,000 in the aggregate	$_________
External Paypal Account	Up to $500,000 in the aggregate	$_________	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following is a list of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any copyright, including any subsequent ownership right of Borrower in or to any copyright, patent or trademark not previously disclosed in writing to Bank, and (iii) Borrower’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property:

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(For the avoidance of doubt, Section 6.2(j) of the Agreement requires that Borrower provide written notice of the matters described in the aforementioned clauses (i), (ii) and (iii) promptly, but in no event later than forty-five (45) days after the last day of each quarter.)

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

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AEROHIVE NETWORKS, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
AUTHORIZED SIGNER
Date: _________________________

Verified: ________________________
AUTHORIZED SIGNER
Date: _________________________

Compliance Status: Yes No

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Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:    ____________________

I.Adjusted Quick Ratio (Section 6.7(a))
Required:    1.25:1.00

Actual:

A.	Aggregate value of Borrower and its Subsidiaries’ consolidated, unrestricted cash and cash equivalents maintained with Bank	$
B.	Aggregate value of Borrower and its Subsidiaries’ consolidated net billed accounts receivable	$
C.	Quick Assets (line A plus line B)	$
D.	Aggregate value of Obligations to Bank	$
E.
Aggregate value of obligations that should, under GAAP, be classified as liabilities on Borrower and its Subsidiaries’ consolidated balance sheets, but excluding (i) all subordinated debt (if any), and (ii) any Indebtedness arising in connection with leases which would be classified as operating leases under accounting standards in effect on the Fourth Amendment Effective Date, and not otherwise reflected in line D above that matures within one (1) year
$
F.	Current Liabilities (line D plus line E), minus all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue	$
G.
On a consolidated basis, the sum (without duplication) of Borrower and its Subsidiaries’ (a) outstanding principal amount of all Indebtedness, whether current or long-term, for borrowed money and all obligations and indebtedness evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) purchase money Indebtedness, (c) the face amount of all outstanding letters of credit (including standby and commercial), and all Indebtedness arising under bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) indebtedness in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Indebtedness in respect of capital leases and synthetic lease obligations, (f) without duplication, guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.
$
H.	Aggregate Liabilities (line F plus line G)	$
I.	Adjusted Quick Ratio (line C divided by line H)

Is line I equal to or greater than 1.25:1:00?

  No, not in compliance                          Yes, in compliance

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